                                   EXHIBIT 10.1

                                COMMERCIAL LEASE

                                    ARTICLE 1

                                     PARTIES

         This Lease, dated for reference purposes only, July 19, 1996, is made by and between AMERICAN DEVELOPMENT CO., II, a California general partnership, CARL E. BERG and MARY ANN BERG, Trustees, and CLYDE J. BERG and NANCY BERG, Trustees (collectively, "Landlord"), and FRACTAL DESIGN CORPORATION, a California corporation ("Tenant").

                                    ARTICLE 2

                                    PREMISES

                  A. Demise of Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, the premises (the "Premises") consisting of a portion, as described herein, of the building (the "Building") on the real property (the "Property") commonly known as 5550 Scotts Valley Drive, Scotts Valley, California, a legal description of which Property is attached hereto as Exhibit A. The Premises, depicted on Exhibit B, shall consist of approximately 29,571 rentable square feet of space, of which approximately 27,510 rentable square feet of space is located on, and comprises the entirety of, the second floor of the Building, and of which approximately 2,061 rentable square feet of space is located on the first floor of the Building. The Premises include the exclusive use of the at-grade truck door and freight elevator identified on Exhibit B.

                  B. Expansion Space. On or before December 1, 1998 (the "Expansion Date"), Landlord shall deliver to Tenant that portion of the Building consisting of approximately 11,467 rentable square feet of space (the "Expansion Space"), depicted on Exhibit B-1 hereto. As of the Expansion Date (assuming the Premises consist just of the initial Premises and the Expansion Space) the Premises shall consist of approximately 41,038 rentable square feet of space.

         Landlord and Tenant shall cooperate as reasonably required to allow Landlord to construct leasehold improvements in the Expansion Space as required for Tenant's use thereof (the "Expansion Space Improvements"). No later than one hundred eighty (180) days before the Expansion Date, Tenant shall propose the name of an architect to be retained by Tenant to design the Expansion Space Improvements, and the parties shall cooperate in good faith to select an architect to design the Expansion Space Improvements within no more than ten (10) days after Tenant's proposal. Tenant shall cause the architect so selected to deliver preliminary space plans and the layout of the Expansion Space Improvements (the "Expansion Space Plan") no later than one hundred fifty (150) days before the Expansion Date. Landlord shall review the Expansion Space Plans within no more than ten (10) days after receipt thereof, and the parties shall cooperate in good faith to mutually approve the Expansion Space Plan within no more than fifteen (15) days after receipt by Landlord. Tenant shall thereafter cause the architect to deliver proposed working drawings for the Expansion Space Improvements (the "Expansion Space Drawings") no later than ninety (90) days before the Expansion Date. Landlord shall review the Expansion Space Drawings within no more than ten (10) days after receipt thereof, and the parties shall cooperate in good faith to mutually approve the Expansion Space Drawings within no more than fifteen (15) days after receipt by Landlord. Except as otherwise expressly provided in this
         Section 2.B, Landlord and Tenant shall cause the Expansion Space Improvements to be constructed pursuant to the terms of Exhibit C hereto. Landlord shall contribute up to Ten Dollars ($10.00) per rentable square foot of the Expansion Space to the cost of constructing the Expansion Space Improvements. As of the Expansion Date, the Expansion Space shall be part of the Premises for all purposes. Notwithstanding the foregoing, if the construction of the Expansion Space Improvements is not substantially complete on the Expansion Date, for any reason other than a Tenant Delay, as defined in Exhibit C hereto, the obligations of Tenant with respect to the Expansion Space shall not accrue until such time as the Expansion Space Improvements are substantially complete.

                  C. Parking. Landlord shall provide Tenant, without additional charge, during the entire Lease Term, with Tenant's Proportionate Share, as defined in Section 9.C below, of parking spaces available at the Building. As of the Commencement Date, approximately 213 unreserved parking spaces are available for the entire Building. Landlord represents and warrants that the number of parking spaces provided is sufficient to comply with applicable Laws for the intended use of the Premises. Landlord shall not provide exclusive parking spaces to any tenant of the Building without the prior approval of Tenant, nor shall Landlord over-subscribe parking for the Building.

                                    ARTICLE 3

                                      TERM

                  A. Term. The term of this lease (the "Lease Term") shall be for seven (7) years, commencing on the commencement date as defined in Exhibit C hereto (the "Commencement Date"). Subject to the terms of Exhibit C, the Commencement Date will be no later than September 1, 1996.

                  B. Early Entry. Tenant, its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing Tenant's trade fixtures and equipment, telephone equipment, security systems and cabling for computers. Tenant shall also have access to the Premises for the purpose of installing (but not operating) equipment that has been delivered for Tenant's use in the Premises, which equipment shall be moved into and stored in an area within the Premises, designated by Landlord, in such a manner so as not to interfere with Landlord's construction of the Tenant Improvements. In addition, Tenant or its agents may enter the Premises at any reasonable time prior to the Commencement Date for the purpose of inspecting the course of construction of the Tenant Improvements. Any entry or installation work by Tenant and its agents in the Premises pursuant to this paragraph shall be undertaken at Tenant's sole risk, not interfere with or delay Landlord's work in the Premises, and not be deemed occupancy or possession of the Premises for purposes of the Lease.

                  C. Option to Extend.

                           i. Tenant is given two (2) options to extend the
                  Lease Term for 3-year periods each (the "Option Terms"), which options may be exercised only by written notice ("Option Notice") from Tenant to Landlord given not less than one hundred eighty (180) days prior to the end of the initial Lease Term, or not less than one hundred eighty (180) days prior to the end of the then-expiring Option Term; provided, however, if Tenant is in material default on the date on which the Option Notice is delivered, or on the date on which the Option Term would otherwise commence, the Option Notice shall be totally ineffective, and such Option Term shall not commence and this Lease shall expire at the end of the initial Lease Term or at the end of the then expiring Option Term, unless such default is cured within the time periods required by the Lease. Tenant shall lease the Premises during each Option Term on all the terms and conditions of this Lease, except that Base Rent shall be equal to ninety-five percent (95%) of the then fair market value as determined below (the "Fair Market Rent"). In no event will Base Rent during any Option Term be less than the Base Rent for the last month of the portion of the Lease Term immediately preceding the Option Term in question. Fair Market Rent, as used herein, shall mean the rental rate at which tenants in arm's length transactions would lease comparable space in Scotts Valley, on as "as is" basis, and shall take into account the size, location and quality of the comparable space, the length of the term, the creditworthiness of the tenant, and any concessions, allowances or other inducements typically available in the relevant market area. In determining Fair Market Rent, the value of any Alterations made at the expense of Tenant shall be disregarded.

                           ii. The parties shall agree on the Fair Market Rent
                  for each respective Option Term during the first thirty (30) days after delivery of the Option Notice. If the parties are able to agree on the Fair Market Rent for the Option Term, then such agreed value shall be the Base Rent for the Option Term.

                           iii. If the parties are unable to agree on the Fair
                  Market Rent within that time, then at Tenant's request, within ten (10) days of the expiration of that thirty (30) day period, each party shall separately designate an independent, qualified MAI appraiser to make this determination. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party. If, within ten (10) business days after the appointment of all appraisers, a majority of the appraisers concur on the Fair Market Rent, that appraisal shall be the accepted Base Rent. If a majority of the appraisers do not concur within that period, the third appraiser shall select the determination of one of other two appraisers whose appraisal is closest to the Fair Market Rent. The parties shall share the appraisal expenses equally.


                                    ARTICLE 4

                                      RENT

                  A. Base Rent. Beginning on the first day of the second full calendar month following the Commencement Date (the "Rent Start Date"), Tenant shall pay to Landlord base rent ("Base Rent") for the Premises in advance, on the first day of each month of the Lease Term, in the amount of Thirty Four Thousand and Seven Dollars ($34,007), subject to the rent adjustment set forth below. As of the Expansion Date, Base Rent shall be increased by an amount equal to the product obtained by multiplying 11,467 (the number of rentable square feet in the Expansion Space) by the Base Rent payable per rentable square foot of the initial Premises immediately before the Expansion Date.[As an example, assuming that the Base Rent is increased on the first Adjustment Date, as defined in Section 4.B below (and prior to the Expansion Date), by the maximum amount of eight percent (8%), the total Base Rent effective as of the Expansion Date shall be Forty Eight Thousand Two Hundred Twenty Six Dollars ($48,226), calculated as follows: Initial Base Rent of $34,007 multiplied by 1.08 equals $36,728; divided by 29,571 rentable square feet equals $1.24 per rentable square foot; $1.24 multiplied by 41,038 rentable square feet equals $50,887.] Rent shall be payable without abatement (except as expressly provided herein), offset, prior notice or demand.

         Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment, and Base Rent for any partial calendar month at the beginning of the Lease Term shall be paid on the Rent Start Date. Rent shall be payable in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing. Upon execution of this Lease by all parties hereto, Tenant shall provide to Landlord an amount equal to the Base Rent payable for one full month of the Lease Term, which sums shall be applied to the Base Rent otherwise payable for the first month of the Lease Term. As used herein, the term "Rent" shall mean Base Rent and any and all other sums payable by Tenant hereunder.

                  B. Periodic Base Rent Adjustment. The Base Rent shall be adjusted upward at the beginning of the third (3rd), fifth (5th) and seventh (7th) years of the Lease Term (the "Adjustment Dates") as described herein. The base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1982- 1984 = 100) for San Francisco-Oakland-San Jose All Items published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which is most recently published prior to the Commencement Date (the "Beginning Index"). If the Index most recently published prior to the Adjustment Date (the "Extension Index") has increased over the Beginning Index, the Base Rent at that Adjustment Date (to continue until the next Adjustment Date) shall be set by multiplying the Base Rent set forth in
         Section 4.A above by a fraction, the numerator of which is the Extension Index, and the denominator of which is the Beginning Index; provided, however, that the increase in Base Rent at any Adjustment Date shall not be less than four percent (4%) nor greater than eight percent (8%). Each successive lease year shall commence on the anniversary of the Commencement Date.


                                    ARTICLE 5

                                SECURITY DEPOSIT

                  Tenant shall deposit with Landlord, within no more than three
         (3) business days following receipt of a fully executed Lease, the sum of Thirty Four Thousand Seven and 00/100 ($34,007), as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant commits any Event of Default under this Lease, Landlord may, without waiving or releasing Tenant from any obligation under this Lease, and without waiving Landlord's right to treat such failure as a default hereof, use, apply, or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Except to the extent properly applied hereunder, the Security Deposit shall be returned to Tenant (or, at Tenant's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Lease Term and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit, and Landlord may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Landlord shall be released from all liability for the return of the Security Deposit or the accounting therefor.

                                    ARTICLE 6

                                       USE

                  A. Use. The Premises shall be used and occupied for general, administrative and sales offices, product service, software engineering and product storage. Tenant may make any other use of the Premises provided that such use (i) is otherwise in compliance with applicable Law, and (ii) is approved by Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or tend to unreasonably disturb any other tenants. This Lease does not grant to Tenant any exclusive-use rights that would prevent other tenants from conducting businesses or operations within the Building similar to the business or operations of Tenant.

                  B. Compliance with Law.

                           i. Landlord warrants to Tenant that the Premises, in
                  its state existing on the Commencement Date (and, with respect to the Expansion Space, as of the Expansion Date), with regard to the allowed uses set forth herein, does not violate any laws, statutes, ordinances, rules, regulations, orders, covenants, conditions or restrictions of record (collectively, "Laws") in effect on the Commencement Date or Expansion Date, respectively.

                           ii. Tenant shall, at Tenant's expense, comply
                  promptly with all applicable Laws in effect during the Lease Term or any part of the Lease Term, regulating the use by Tenant of the Premises. Tenant shall not be required to construct any improvement to comply with, or pay the cost of complying with any Laws (i) requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises, or (ii) regarding the presence of Toxic Materials, except as provided in Article 7 hereof.

                           iii. By executing this Lease, Tenant acknowledges
                  that it has reviewed and satisfied itself as to its compliance, or intended compliance, with the applicable zoning and permit laws, hazardous waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in
                  Section 6.A, above.

                  C. Condition of Premises.

                           i. Landlord shall deliver the Premises to Tenant
                  clean and free of debris on the Commencement Date, with (i) the Tenant Improvements substantially completed, (ii) the common areas of the Property, including the sidewalks, driveway, parking lot and landscaping, in good condition, and
                  (iii) the Building and all Building systems, including the plumbing, mechanical, electrical, roof and roofing systems, in good operating condition. If the Premises, or any portion thereof, are not delivered in the condition required herein, then it shall be the obligation of Landlord, at Landlord's sole cost, after receipt of written notice from Tenant setting forth with specificity the nature of the condition, to promptly rectify such condition. Notwithstanding the foregoing, the obligation of Landlord to correct any condition which violates the terms of this Section 6.C shall terminate with respect to any reasonably discoverable condition of which Landlord has not received written notice on or before the date which is sixty (60) days after the date that Landlord initially delivers possession of the area of the Premises in question to Tenant.

                           ii. Except as otherwise provided in this Lease,
                  Tenant hereby accepts the Premises in their condition existing as of the Commencement Date, subject to all zoning, municipal, county, state, and other applicable Laws governing and regulating the use of the Premises, and accepts this Lease subject thereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

                                    ARTICLE 7

                          HAZARDOUS OR TOXIC MATERIALS

                  A. Tenant, and Tenant's agents, employees, invitees, and contractors ("Tenant's Representatives"), shall not bring, allow, use, or permit upon the Premises, or generate or create at or emit or dispose from the Premises any toxic or hazardous gaseous, liquid, or solid materials, or waste ("Toxic Materials"), including, without limitation, any material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations as the same may be amended from time to time. Tenant shall indemnify, defend, and hold Landlord harmless from any claims, liabilities, costs, or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of Toxic Materials by Tenant or Tenant's Representatives. Tenant's indemnification, defense, and hold harmless obligations include all of the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other legal or equitable action, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. Tenant shall comply, at its sole cost, with all laws pertaining to Toxic Materials which have been brought, allowed, used, or permitted on the Premises by Tenant, or by Tenant's Representatives. Tenant's hold harmless, defense and indemnity obligations hereunder shall survive the expiration or termination of this Lease.

                  B. Landlord represents and warrants that, to the best of its knowledge, as of the date of this Lease, there are no Toxic Materials in or on the Premises as of the Commencement Date which would require notification or reporting to any governmental regulatory agency. Landlord shall indemnify, defend and hold Tenant harmless from any claims, liabilities, costs, or expenses incurred or suffered by Tenant arising from (i) the existence of Toxic Materials on the Premises prior to or on the Commencement Date, including any such Toxic Materials identified in the Phase I report referred to below, or (ii) attributable to the use, storage, or disposal of any Toxic Materials by Landlord or Landlord's Representative. Landlord's indemnification, defense and hold harmless obligations include all of the following: (i) claims, liabilities, costs or expenses resulting from or based upon administrative, judicial (civil or criminal), or other legal or equitable action, (ii) claims, liabilities, costs, or expenses pertaining to the cleanup or containment of Toxic Materials, the identification of the pollutants in the Toxic Materials, the identification of the scope of any environmental contamination, the removal of pollutants from soils, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. Landlord shall comply, at its sole cost, with all laws pertaining to such Toxic Materials, except to the extent that such Toxic Materials have been brought, allowed, used, or permitted on the Premises by Tenant, or by Tenant's Representatives. Landlord's hold harmless, defense and indemnity obligations hereunder shall survive the expiration or termination of this Lease. Other than the"Phase I" report (the "Phase I Report") prepared by an environmental consultant retained by Landlord to investigate the environmental condition of the Property, which Phase I report Landlord has delivered to Tenant, there are no reports, studies or other written materials, in the possession or control of Landlord, which have been produced by any third party in connection with any investigation of the Premises or Property pertaining to the presence, use or disposal of Toxic Materials in, on or about the Premises or Property. The Phase I Report has been delivered without representation or warranty from Landlord as to the accuracy or completeness thereof, except to the extent that Landlord is actually aware of any material inaccuracy or incompleteness. Except as otherwise expressly provided in this Lease, the provisions of this
         Article 7 shall exclusively govern the respective rights and obligations of the parties hereto with respect to Toxic Materials.


                                    ARTICLE 8

                      MAINTENANCE, REPAIRS AND ALTERATIONS

                  A. Maintenance - Premises. Throughout the Lease Term, Tenant agrees to keep and maintain all improvements and appurtenances within the Premises in good condition and repair, reasonable use and wear excepted. Tenant hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Tenant under Sections 1941 and 1942 of the California Civil Code. Tenant agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Tenant further agrees to keep the interior of the Premises, such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If Tenant refuses or neglects to commence such repairs and/or maintenance required under this Lease agreement or does not diligently prosecute same to completion within thirty (30) days of written notice thereof, then Landlord may enter the Premises and cause such repairs and/or maintenance to be made. Tenant agrees that upon demand, it shall pay to Landlord the cost of any such repairs, together with accrued interest from the date of payment at the prime commercial lending rate then in effect at Bank of America. Landlord shall assign to Tenant any warranties or guaranties applicable to those portions of the Premises to be maintained by Tenant, and Landlord shall cooperate with Tenant to the extent reasonably necessary to enforce such warranties or guaranties. Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or Landlord's agents, employees or contractors,

         (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (iii) for which Landlord has a right of reimbursement from others, (v) which would be treated as a "capital expenditure" under generally accepted accounting principles, except as provided below, (vi) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises or the Building. Notwithstanding the foregoing, any obligation on Tenant's part which would require construction of an item which would be treated as a capital expenditure shall be performed by Tenant, at its sole cost and expense, if the item in question is required because of (i) a particular or unique aspect of the use of the Premises by Tenant, or (ii) because of the construction of any alterations or improvements in the Premises by Tenant. Tenant's obligation, if any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease.

                  B. Maintenance - Common Areas.

                           i. Landlord shall be responsible for maintaining in a
                  good and clean condition, the common areas, consisting of the entire Building and Property, exclusive of the Premises and other leasable space in the Building, and including the building systems (the "Common Areas"). Tenant shall notify Landlord, in writing, as soon as is reasonably possible, of any repairs or maintenance to the Common Areas which may be required, and Landlord shall have a reasonable time to make such repairs. Landlord shall perform, at its sole cost and expense, the repair or replacement of any Building system (i) which is performed or reasonably required to be performed on or before July 1, 1997, (ii) which costs more than One Thousand Dollars ($1,000), and (iii) which is not required by the negligence or willful misconduct of Tenant, its agents, employees or contractors. The cost of any item which is required by the negligence or willful misconduct of Tenant, its agents, employees or contractors shall be paid by Tenant, except as provided in Section 11.E, entitled Waiver of Subrogation.

                           ii. The following services shall be provided to the
                  Premises by Landlord: (i) ventilation and air conditioning or heating ("HVAC") from 8 a.m. to 5 p.m. Monday through Friday ("Business Hours"), (ii) electric power as required for office lighting and office business machines, and (iii) water in the kitchen areas of the Premises and for drinking and lavatory purposes. Landlord shall not be required to provide janitorial services to the Premises. Upon request of Tenant, Landlord shall provide HVAC outside of Business Hours, and Tenant shall reimburse to Landlord the actual cost of providing such additional service. Tenant shall have access to the Premises twenty-four (24) hours a day.


                                    ARTICLE 9

                               OPERATING EXPENSES

                  A. Tenant shall pay to Landlord, as additional Rent, in the manner and at the time provided below, Tenant's Proportionate Share, as defined below, of all costs and expenses (the "Operating Expenses") paid or incurred by Landlord for the operation, maintenance, or repair of the Property, including, but not limited to, the following (including payments to independent contractors providing services related to the performance of the following):

                           i. (i) maintaining, cleaning, repairing and
                  resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Property; (ii) maintenance of the liability, fire and property damage insurance covering the Project carried by Landlord pursuant to Section 11.B; (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws (subject to Section 6.B above); (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area, and (viii) providing security;

                           ii. The following costs: (i) Real Property Taxes as
                  defined in Section 13.B; (ii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described that is fairly allocable to the Project;

                           iii. Fees for management services rendered by either
                  Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed
                  (i) during any period when Tenant does not lease all the rentable space in the Building, the monthly rate of two percent (2%) of the monthly installment of Base Rent and (ii) during any period when Tenant does lease all the rentable space in the Building, the monthly rate of one percent (1%) of the monthly installment of Base Rent; and

                           iv. All additional costs and expenses incurred by
                  Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles.

                           v. Landlord estimates that the Operating Expenses
                  will be approximately eighteen cents ($.18) per month per rentable square foot in the Premises.

                  B. Operating Expense Exclusions. Notwithstanding anything to the contrary in the Lease, Operating Expenses shall not include, and Tenant shall have no obligation to pay the cost of, any of the following:

                           i. Losses Caused By Others: Costs occasioned by the
                  negligence, willful misconduct, or violation of Law by Landlord, any other occupant of the Building, or their respective agents, employees or contractors.

                           ii. Casualties and Condemnations: Except as otherwise
                  provided in Section 9.A(ii), costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain.

                           iii. Capital Improvements: Costs relating to repairs,
                  alterations, improvements, equipment and tools which would properly be capitalized under generally accepted accounting principles, except to the extent that any such capital improvement (i) is reasonably anticipated to reduce Operating Expenses; (ii) is required to comply with applicable Law (except as required to correct any condition which does not comply, as of the Commencement Date, or the Expansion Date, with regard to the Expansion Space, with applicable Laws), or
                  (iii) is required to replace existing equipment and improvements, including HVAC components and the roof membrane. In each case, the cost of any such capital improvement which is properly included in Operating Expenses shall be amortized over the useful life thereof, as determined in accordance with generally accepted accounting principles, and an amount equal to the cost so amortized, together with interest at the rate actually paid by Landlord, or at Landlord's cost of funds, shall be included in Operating Expenses, until the earlier of the end of the Lease Term or the end of such useful life.

                           iv. Reimbursable Expenses: Costs for which Landlord
                  has a right of reimbursement from others.

                           v. Construction Defects: Costs to correct any
                  construction defect in the Premises or the Building;

                           vi. Utilities or Services: Costs (i) arising from the
                  disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building, (ii) associated with utilities and services of a type not provided to Tenant; or (iii) any cost for any service or utility provided to any occupant of the Building other than Tenant which is of a type for which Tenant pays directly (as, for example, any utility which is separately metered to the Premises).

                           vii. Interior Improvements: The cost of any
                  renovation, improvement, painting or redecorating of any portion of the Building not made available for Tenant's use.

                           viii. Leasing Expenses: Fees, commissions, attorneys'
                  fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Building and costs arising from the violation by Landlord or any occupant of the Building (other than Tenant) of the terms and conditions of any lease or other agreement.

                           ix. Reserves: Depreciation, amortization or other
                  expense reserves.

                           x. Mortgages: Interest, charges and fees incurred on
                  debt, payments on mortgages and rent under ground leases.

                           xi. Concessions: Costs incurred in connection with
                  the operation of any commercial concession within the Building.

                           xii. Promotion: Advertising or promotional costs.

                           xiii. Capital Leases: Lease payments and costs for
                  capital machinery and equipment, such as air conditioners, elevators, and the like. This Section 9.B(xiii) shall not apply to short-term leases of machinery and equipment when necessary for emergencies or repairs.

                           xiv. Art: Costs of sculptures, fountains, paintings
                  and other art objects.

                           xv. Insurance: Increases in insurance costs caused by
                  the activities of another occupant of the Building, co-insurance payments, and any costs for insurance premiums in excess of a commercially reasonable amount. Deductible amounts with respect to the property insurance maintained by Landlord pursuant to Section 11.B, up to a maximum amount equal to Fifty Thousand Dollar ($50,000) per occurrence for the entire Property, which are otherwise includible in Operating Expenses, shall be included in Operating Expenses.

                           xvi. Hazardous Materials: Costs incurred (a) to
                  investigate the presence of any Toxic Material, (b) to respond to any claim of Toxic Material contamination or damage, (c) to remove any Toxic Material from the Building and (d) to satisfy any judgments or other costs incurred in connection with any Toxic Material exposure or releases, without limiting the obligation of Tenant pursuant to Article 7 hereof.

                           xvii. Management: Wages, salaries, compensation, or
                  other expenses associated with management of the Property, other than as expressly provided herein.

                           xviii. Duplication: Costs and expenses for which
                  Tenant reimburses Landlord directly or which Tenant pays directly to a third person.

                           xix. Plate Glass: Costs to replace any plate glass in
                  the Building.

                  C. Tenant's Proportionate Share. Tenant's proportionate share ("Tenant's Proportionate Share") shall be equal to a fraction, the denominator of which shall be the rentable square footage of the Building, calculated in a manner consistent with the calculation of the Premises as described in Article 2 above (which the parties acknowledge is approximately 55,320 square feet), and the numerator of which shall be the rentable area of the Premises. As of the Commencement Date, Tenant's Proportionate Share will be fifty three and 45/100 percent (53.45%) and as of the Expansion Date (assuming that the Premises then consist of the initial Premises and Expansion Space only) Tenant's Proportionate Share will be seventy four and 18/100 percent (74.18%).

         Tenant shall pay to Landlord as Additional Rent the following amounts in the manner specified:

                           i. For each calendar year during the Lease Term,
                  Landlord shall furnish to Tenant a written statement showing in reasonable detail the estimated Operating Expenses, which statement shall be provided to Tenant at least thirty (30) days in advance of the date on which payment thereof will be required ("Estimated Operating Expenses"). Thereafter, on each monthly Rent payment date for such calendar year, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of Tenant's Proportionate Share of the Estimated Operating Expenses for such current calendar year. If Landlord for any reason fails to furnish said statement as described above, Tenant shall pay at the monthly Rent payment date next following Tenant's receipt of said statement, any Additional Rent which shall have accrued. If Landlord reasonably determines that the estimated Operating Expenses so calculated by Landlord will not accurately reflect the Operating Expenses actually incurred for that year ("Actual Operating Expenses"), Landlord may, no more than once in any given year, by written notice to Tenant, adjust the required payments of Estimated Operating Expenses. Beginning with the next monthly Rent payment date which is at least thirty (30) days following Tenant's receipt of such statement, and on each monthly Rent payment date thereafter, Tenant shall pay the adjusted amount for the succeeding months in the current year, and Tenant shall pay to Landlord (or credit against Rent otherwise due) an amount sufficient to cause the total payments of Estimated Operating Expenses already made in the then current year to reflect accurately Actual Operating Expenses.

                           ii. As soon as possible after the beginning of each
                  calendar year during the Lease Term, Landlord shall furnish to Tenant a written statement of Actual Operating Expenses for the preceding calendar year or portion thereof. If the Actual Operating Expenses for the preceding calendar year exceed the Estimated Operating Expenses for that year, then, at the monthly Rent payment date next following Tenant's receipt of such statement, Tenant shall pay to Landlord the amount by which Tenant's Proportionate Share of Actual Operating Expenses for such preceding year exceeds Tenant's Proportionate Share of Estimated Operating Expenses. However, if Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of the Actual Operating Expenses for the preceding calendar year, Tenant shall receive a credit toward the next monthly Rent falling due equal to the excess.

                           iii. When the final determination is made of Tenant's
                  Proportionate Share of Actual Operating Expenses for the calendar year in which this Lease terminates, even if the determination occurs after Tenant has vacated the Premises, Tenant shall immediately pay any amount due over the estimated expenses paid and, conversely, any overpayment made by Tenant shall be reimbursed by Landlord. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of the adjustment to be made hereunder for such year shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the termination date bears to three hundred sixty five (365).


                  D. Books and Records. Upon written request of Tenant, Landlord shall provide to Tenant reasonable documentation evidencing the breakdown of the Operating Expenses, by categories, including but not limited to copies of invoices from third party vendors and others. Upon three days notice to Landlord, Tenant shall have the right to examine Landlord's books and records with respect to the Operating Expenses, for the purpose of verifying the information provided to Tenant by Landlord. If Tenant determines that the Operating Expenses billed to Tenant exceed the Operating Expenses properly payable by Tenant by five percent (5%) or more, Landlord shall promptly reimburse to Tenant the reasonable costs incurred by Tenant in such audit. Tenant shall pay the Operating Expenses billed to Tenant, which payment may be made under protest by Tenant with respect to any disputed portion thereof, notwithstanding any dispute regarding the obligation to pay such Operating Expenses. Any such dispute will be settled with Landlord and Tenant acting reasonably and in good faith. If Landlord and Tenant are unable to settle any such dispute amicably within ninety (90) days of Tenant's receipt of any disputed statement for such Operating Expenses, then such dispute shall be resolved by arbitration. Within no more than thirty (30) days following the resolution of any dispute referenced hereunder, the parties shall make any payments or other adjustments required to effectuate the terms of the resolution.

                                   ARTICLE 10

                            ALTERATIONS AND ADDITIONS

                  A. Consent Required. No structural alterations, changes or structural additions ("Alterations") shall be made to the Premises by Tenant without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay. All such work shall be done by licensed contractors reasonably approved by Landlord. Landlord shall have the right to require Tenant to remove any Alteration made without the consent of Landlord. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the Property, the Building or Tenant's leasehold interest in the Premises which may arise from any Alterations performed by, or at the request of, Tenant. Tenant shall cause any such lien to be released, by payment of the underlying obligation or posting of a bond, within no more than ten (10) days after receipt of written request from Landlord. If Tenant fails to remove such lien when required hereunder, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens.

                  B. Liens; Title. Tenant may perform non-structural Alterations in and to the Premises, without the consent of Landlord, provided that the reasonably anticipated cost of such Alteration does not exceed Five Thousand Dollars ($5,000) and further provided that the Alteration in question will not affect the function of the Building systems. At the time that Landlord provides consent to any proposed Alteration for which consent is required, and otherwise upon request, Landlord shall advise Tenant in writing whether it will require Tenant to remove any such Alterations from the Premises upon termination of the Lease. As a further condition to giving such consent, for any job the cost of which will exceed One Hundred Thousand Dollars ($100,000) Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, with a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. All Alterations to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications which have been furnished to and approved by Landlord prior to commencement of work, which approval shall not be unreasonably withheld or delayed. Tenant agrees to advise Landlord in writing of the date upon which any Alterations will commence in order to permit Landlord to post a notice of non-responsibility. All such Alterations shall be constructed in a good and workmanlike manner in accordance with all ordinances and laws relating thereto. Except as provided herein, all Alterations shall remain for the benefit of and become the property of Landlord upon the expiration of the Lease Term, unless Landlord has properly notified Tenant that Tenant will be required to remove such Alterations. Except as expressly provided above, all Alterations, trade fixtures, and personal property installed in the Premises at Tenant's expense ("Tenant's Property"), excluding any such alterations or trade fixtures provided under this Lease as a Tenant Improvement, shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization, and other tax benefits with respect thereto.


                                   ARTICLE 11

                                    INSURANCE

                  A. Property/Rental Insurance-- Premises. During the term of this Lease, Landlord shall keep the Premises and Building insured against loss or damage by fire and those risks normally included in the term "all risk" including (a) earthquake coverage, at the election of Landlord, (b) coverage for loss of Rents, and (c) boiler and machinery coverage if the Landlord deems such coverage necessary. The amount of such insurance shall be not less than one hundred percent (100%) of the replacement value of the Building. Any recovery received from said insurance policy shall be paid to Landlord.

                  B. Property Insurance--Fixtures and Inventory. During the Lease Term, Tenant shall, at its sole expense, maintain insurance with "all risk" coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment, or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Landlord shall not have any responsibility nor pay any costs for maintaining any types of such insurance. Any deductibles shall be paid by Tenant, as provided in Article 9 hereof.

                  C. Landlord's Liability Insurance. During the Lease Term, Landlord may maintain a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for bodily injury, death and property damage on or about the Premises or the Property, with combined single limit coverage of not less than Two Million Dollars ($2,000,000).

                  D. Tenant's Liability Insurance. During the Lease Term, Tenant shall, at its sole expense, maintain for the mutual benefit of Landlord and Tenant, comprehensive general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than Two Million Dollars ($2,000,000). The liability insurance so maintained by Tenant shall be primary and non-contributing with any other insurance coverage maintained by Landlord. The limits of such insurance shall not limit the liability of Tenant. Tenant shall furnish to Landlord prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the liability insurance required to be carried by Tenant above is in full force and effect; that Landlord, Landlord's property manager, and any beneficiary of a deed of trust encumbering the Property (provided that the name and address of each of the foregoing has been provided to Tenant in writing) has been named as an additional insured; and that all such policies will not be canceled unless thirty (30) days' prior written notice of the proposed cancellation has been given to Landlord. The insurance shall be with insurers approved by Landlord and with policies in form satisfactory to Landlord, provided however, that such approval shall not be unreasonably withheld. Said policies shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord by reason of Tenant's negligence and shall include a broad form liability endorsement.

                  E. Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense, or injury to the Premises or the Building, or to the furnishings and fixtures and equipment, or inventory or other property of either Landlord or Tenant in, or about or upon the Premises or the Building, or claims for bodily injury or death which is caused by or results from perils, events or happenings which are the subject of the insurance required to be maintained by the parties pursuant to Sections 11.A and 11.B, respectively, or any casualty insurance otherwise carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

                  F. Indemnification. Except in the case of the acts or omissions of Landlord or Landlord's Representatives, Tenant will indemnify and defend Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from the occupancy or use by Tenant of the Premises or any part thereof or of the Building to the extent caused by the acts or omissions of Tenant, its agents, contractors, employees, servants, licensees, or concessionaires or by anyone permitted to be on the Premises by Tenant. In case Landlord shall be made a party to any such litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Landlord in connection with such litigation.

                  Except in the case of the acts or omissions of Tenant or Tenant's Representatives, Landlord will indemnify and defend Tenant and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property to the extent caused by the acts or omissions of Landlord, its agents, contractors, employees, servants, licensees, or concessionaires. In case Tenant shall be made a party to any such litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Tenant in connection with such litigation.

                  G. Plate Glass Replacement. Tenant shall replace at its sole expense, any and all plate glass and other glass in and about the Premises which is damaged or broken by vandalism. If any plate glass or other glass in and about the Premises is damaged or broken by causes other than vandalism, then Landlord shall replace the same and Tenant shall reimburse Landlord an amount equal to Landlord's reasonable cost of replacement, provided that such amount shall not exceed the deductible then in effect on Landlord's insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Landlord to carry plate glass insurance.

                  H. Worker's Compensation Insurance. Tenant shall, at its sole expense, maintain and keep in force during the Lease Term a policy or policies of Worker's Compensation insurance or any other employee benefit insurance sufficient to comply with all applicable Laws.

                                   ARTICLE 12

                              DAMAGE OR DESTRUCTION

                  A. Right to Terminate on Destruction of Premises. Landlord shall have the right to terminate this Lease if, during the Lease Term, the Premises and/or the Building are damaged to an extent exceeding thirty-three percent (33%) of the then reconstruction cost of the Building as a whole. Landlord shall also have the right to terminate this Lease if any portion of the Premises is damaged by an uninsured peril to an extent exceeding five percent (5%) of the then current reconstruction cost of the Premises. In either case, Landlord may elect to terminate as provided above by written notice to Tenant delivered within sixty (60) days of the happening of such damage. Tenant specifically waives all rights it may have under Sections 1932 and 1933 of the California Civil Code and any similar or successor statute or law.

                  B. Repairs by Landlord. If Landlord shall not elect to terminate this Lease pursuant to Section 12.A, Landlord shall, immediately upon receipt of insurance proceeds paid in connection with such casualty, but in no event later than one hundred twenty (120) days after such damage has occurred, proceed to repair or rebuild the Premises, including the Tenant Improvements as defined in Exhibit C hereto, but excluding Tenant's Property, on the same plan and design as existed immediately before such damage or destruction occurred and will proceed expeditiously to complete such restoration, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Landlord. Landlord will have no obligation to replace or restore, and Tenant shall be liable for the repair and replacement of, all fixtures, leasehold improvements, furnishings, merchandise, equipment and personal property as required in the conduct of Tenant's business.

                  C. Reduction of Rent During Repairs. In the event Tenant, in the exercise of Tenant's reasonable discretion, is able to continue to conduct its business during the making of repairs, the Rent then prevailing will be equitably reduced in the proportion that the square footage of the unusable part of the Premises bears to the square footage of the whole thereof for the period that repairs are being made. No Rent shall be payable while the Premises are wholly unusable due to casualty damage.

                  D. ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS ARTICLE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION AS THEN IN EFFECT, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATION MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE EXPENSES OF ARBITRATION SHALL BE BORNE EQUALLY BY THE PARTIES. THE PARTY DESIRING ARBITRATION SHALL SERVE NOTICE UPON THE OTHER PARTY, TOGETHER WITH DESIGNATION OF THE FIRST PARTY'S ARBITRATOR.

         "NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHT S YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHT TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION IS VOLUNTARY."

         "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

              /s/ CJT  /s/ JRP  Landlord    /s/ LW              Tenant
             ------------------             -------------------
                       /s/ CEB


                                   ARTICLE 13

                               REAL PROPERTY TAXES

                  A. Payment of Taxes. If any Real Property Taxes paid by Tenant shall cover any period of time prior to or after the expiration of the Lease Term, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall pay the balance of any such taxes. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next Rent installment together with interest at the prime commercial lending rate then in effect at the Bank of America.

                  B. Definition of "Real Property Tax". As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, supplemental, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, corporate, franchise or estate taxes) imposed on the Property by any authority having the direct or indirect power to tax, including any improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises.

                  C. Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord in accordance with Tenant's Proportionate Share. Tenant shall reimburse the cost of Real Property Taxes to Landlord as provided in
         Section 9.1.

                  D. Personal Property Taxes.

                           i. Tenant shall pay prior to delinquency all taxes
                  assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                           ii. If any of Tenant's said personal property shall
                  be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within 10 days before delinquency.

                           iii. If Tenant shall fail to pay any such taxes,
                  Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next Rent installment together with interest at the prime commercial lending rate then charged by the Bank of America.

                                   ARTICLE 14

                            UTILITIES AND JANITORIAL

                  Tenant shall pay prior to delinquency throughout the Lease Term the cost of all utilities and services provided directly to Tenant or to the Premises and not provided by Landlord pursuant to this Lease, including telephone, janitorial service in the Premises, and all other materials and utilities supplied to the Premises. Landlord will provide a separate utility meter(s) to monitor supply of electrical power to the Premises, provided that the cost of installing such meter, upon approval by Tenant, shall be paid by Tenant (and may be paid from the Tenant Improvement Allowance, if so elected by Tenant.) If no such meter is installed, the cost of electrical power to the Premises shall be included in Operating Expenses.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

                  A. Landlord's Consent Required. Except as provided in Section 15.B, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber (each, a "Transfer") all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay. Tenant must make such request in accordance with Section 23.F hereof, entitled Notices. Landlord shall respond to Tenant's request for consent hereunder within ten (10) days after receipt of Tenant's written request, which shall be accompanied by the information described in Section 15.F. Any attempted Transfer without such consent shall be void, and shall constitute a breach of this lease.

                  B. Tenant Affiliate. Upon written notice to Landlord, Tenant may assign this Lease or sublet the Premises, or any portion thereof,
         (i) to any corporation which controls, is controlled by, or is under common control with Tenant, (ii) to any corporation resulting from the merger or consolidation with Tenant, or (iii) to any person or entity which acquires all, or substantially all of the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided, in the last case, that the person or entity in question has a net worth, determined in accordance with generally accepted accounting principles, at least equal to the net worth of Tenant as of the date of this Lease. As a condition to a proposed assignment, the assignee shall assume, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

                  C. No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee.

                  D. Attorneys' Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

                  E. Excess Rent. In the event Landlord shall consent to a sublease or an assignment under the Lease, Tenant shall pay to Landlord with its regularly scheduled Rent payments fifty percent (50%) of all sums collected by Tenant from a subtenant or assignee which are in excess of the Rent then owing pursuant to Article 4 above, after deducting therefrom all reasonable costs incurred by Tenant associated with the Transfer in question, including brokerage commissions, legal fees, and the costs of alterations made by Tenant to the Premises for the specific benefit of the Transferee.

                  F. No Impairment of Security. Tenant's written request to Landlord for consent to an assignment or subletting shall be accompanied by (a) the name and legal composition of the proposed subtenant; (b) the nature of the proposed Transferee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease; and (d) such financial and other reasonable information as Landlord may request concerning the proposed Transferee. Landlord's consent shall not be deemed unreasonably withheld if consent is denied because Landlord reasonably determines that the prospective Transferee or assignee will impair Landlord's security.

                                   ARTICLE 16

                               DEFAULTS; REMEDIES

                  A. Defaults. The occurrence of any one or more of the following events shall constitute an Event of Default:

                           i. The abandonment of the Premises by Tenant;

                           ii. The failure by Tenant to make any payment of Rent
                  or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after such payment is due;

                           iii. The failure by Tenant to observe or perform any
                  of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (b) above, where such failure shall continue for a period of 10 days after written notice hereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than 10 days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 10 day period and thereafter diligently prosecutes such cure to completion;

                           iv.(i) The making by Tenant of any general
                  arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto; (iii) the taking or suffering of any action by Tenant under any insolvency or bankruptcy act; (iv) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, or (v) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease. Provided, however, in the event that any provisions of this Section 16.A(iv) is contrary to any applicable law, such provision shall be of no force or effect;

                           v. The discovery by Landlord that any financial
                  statement given to Landlord by Tenant, any assignee of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was known by Tenant to be materially false.

                  B. Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                           i. Terminate Tenant's right to possession of the
                  Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, (i) the cost of recovering possession of the Premises and reasonable attorneys' fees related thereto; (ii) the worth, at the time of the award, of the unpaid Rent that had been earned at the time of termination of the Lease; (iii) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (iv) the worth, at the time of the award, of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (v) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's default, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the unamortized portion of brokers' fees or commissions and attorneys' fees incurred by Landlord in connection with the negotiation and execution of the Lease with Tenant.

                           ii. Maintain Tenant's right to possession in which
                  case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

                           iii. Pursue any other remedy now or hereafter
                  available to Landlord under the laws or judicial decisions of the state of California. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the prime rate then charged by Bank of America.

                  C. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord, or any such lender, commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event Landlord, or Landlord's lender, does not commence performance within the thirty (30) day period provided herein, or does not diligently prosecute the same to completion, Tenant may perform such obligation and will be reimbursed for its expenses by Landlord together with interest thereon at the prime commercial lending rate then charged by the Bank of America, provided, however, that if the parties are in dispute as to what constitutes Landlord's obligations under this agreement, any such dispute shall be resolved by arbitration in a manner identical to that provided in Section 12.D above.

                  D. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designated agent within five (5) days after written notice from Landlord that such amount is due and owing, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of any such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, then Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding section 4.A or any other provision of this Lease to the contrary. If Landlord properly notifies Tenant in two (2) or more months in any consecutive twelve (12) month period that any installment of Rent or any other sum due from Tenant has not been received by Landlord or Landlord's designated agent when due, then no notice from Landlord shall be required before Tenant shall be required to pay a late charge with respect to any delinquent amount payable in that twelve (12) month period.

                                   ARTICLE 17

                            CONDEMNATION OF PREMISES.

                  A. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Landlord to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all Rent shall be paid up to the date transfer of possession is required, and Tenant shall have no claim against Landlord for the value of the unexpired Lease Term of this Lease.

                  B. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental power or the sale or transfer by Landlord to a condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for normal and proper conduct of the business of Tenant, then Tenant shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Landlord and Tenant shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Tenant and Landlord may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within one hundred twenty (120) days of their receipt of notice of condemnation. All Rent shall be paid up to the date of termination, and Tenant shall have no claim against Landlord for the Lease value of any unexpired Lease Term of this Lease. If this Lease shall not be canceled, the Rent after such partial taking shall be that percentage of the adjusted Base Rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. Any sums owing hereunder which are calculated on the basis of Tenant's Proportionate Share (as set forth in Section 9.C shall also be adjusted to reflect the decreased square footage of the Premises due to the condemnation. If Tenant's continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Tenant at Tenant's expense.

                  C. Award to Tenant. In the event of any condemnation, whether total or partial, Tenant shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Tenant for loss of its business fixtures, or equipment belonging to Tenant immediately prior to the condemnation. The balance of any condemnation award shall belong to Landlord and Tenant shall have no further right to recover from Landlord or the condemning authority for any additional claims arising out of such taking.

                                   ARTICLE 18

                                ENTRY BY LANDLORD

                  Tenant shall permit Landlord and its agent to enter the Premises at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Building; to make such repairs, alterations, and additions to the Premises as Landlord is obligated or may elect to make; to show the Premises and post "To Lease" signs for the purposes of reletting during the last six (6) months of the Lease Term; to show the Premises as part of a prospective sale by Landlord or to post notices of non-responsibility. Landlord shall have such right of entry without any rebate of Rent to Tenant for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. Except in the case of emergency or of routine entry by Landlord or its agents, employees, or contractors to perform the obligations of Landlord hereunder, Landlord shall provide Tenant with twenty-four (24) hours' notice prior to entry onto the Premises. Such entry of Landlord or of Landlord's agents shall not impair Tenant's operations more than reasonably necessary. During any such entry, Landlord and Landlord's agents shall at all times comply with the reasonable security procedures instituted by Tenant for the Premises.

                                   ARTICLE 19

                              ESTOPPEL CERTIFICATE

                  A. Tenant's Estoppel Certificate. Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) stating such other matters regarding the status of the Lease as may be reasonably requested by Landlord or Landlord's lender. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  B. Failure to Deliver. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Rent has been paid in advance; or such failure may be considered by Landlord as a default by Tenant under this Lease.

                  C. Landlord's Estoppel Certificate. Promptly following written request of Tenant, Landlord shall certify to Tenant that this Lease is in full force and effect without default by either party hereto (or, if a default exists, stating the nature of such default), and to such other matters regarding the status of this Lease as may be reasonably requested by Tenant.

                                   ARTICLE 20

                              LANDLORD'S LIABILITY

                  The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a Tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

                                   ARTICLE 21

                            EXPIRATION ON TERMINATION

                  A. Surrender of Possession. Tenant agrees to deliver up and surrender to Landlord possession of the Premises and all improvements thereon, in as good order and condition as when possession was taken by Tenant, excepting only ordinary wear and tear, casualty or any other condition which is not the obligation of Tenant to maintain or correct hereunder. Upon termination of this Lease, Landlord may reenter the Premises and remove all persons and property therefrom. If Tenant shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Landlord, at its option, may remove the same and store or dispose of them, and Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, and debris, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, actual damages for lost Rents.

                  B. Holding Over. If Tenant, with or without Landlord's consent, remains in possession of the Premises after expiration of the Lease Term and if Landlord and Tenant have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month, at a monthly rental equivalent to (i) the Base Rent for the last month of the Lease Term for the first month of any such holding over, and (ii) one hundred fifty percent (150%) the Base Rent for the last month of the Lease Term, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder other than Rent shall remain in force and effect on said month to month basis.

                                   ARTICLE 22

                              RIGHT OF FIRST NOTICE

                  Throughout the Lease Term, Tenant shall have the right of first refusal ("Right of First Refusal") to lease all or any portion of the space on the first floor of the Building which is not a part of the initial Premises. If Landlord receives a bona fide third party offer to lease such space (the "First Refusal Space") which offer Landlord is prepared to accept, Landlord shall notify Tenant of such offer, and provide a copy of any written documentation of such offer. Tenant shall indicate in writing, within five (5) business days after receipt of Landlord's notice, whether Tenant desires to lease the First Refusal Space on the terms offered, in which case the parties shall promptly amend this Lease to incorporate the First Refusal Space into the Premises and otherwise to reflect the terms set forth in Landlord's notice. If Tenant does not indicate its desire in writing to lease the First Refusal Space within five (5) business days of receipt of the notice from Landlord, then Landlord shall have the right to lease the First Refusal Space or any part thereof to any third party on the same terms and conditions set forth in Landlord's original notice or on any other terms that are not more favorable to the prospective tenant than those set forth in Landlord's notice.


                                   ARTICLE 23

                            MISCELLANEOUS PROVISIONS

                  A. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

                  B. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the prime commercial lending rate then in effect at Bank of America. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                  C. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

                  D. Additional Rent. Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be Rent.

                  E. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the Landlord nor any employees or agents of the Landlord has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term of this Lease except as otherwise specifically stated in this Lease.

                  F. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be given by personal delivery or by facsimile, Federal Express or other nationally known overnight courier, or certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Tenant or to Landlord at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant. Notice shall be considered effective upon actual receipt or (i) 72 hours after mailing, (ii) upon electronic confirmation of receipt by facsimile, or
         (iii) the business day following delivery to the overnight courier, whichever is earlier.

                  G. Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

                  H. Recording. Either Landlord or Tenant shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes. Following written request of Landlord, upon the expiration or sooner termination of the Lease, Tenant shall execute and deliver to Landlord a quitclaim deed in recordable form, disclaiming any further interest in the Premises.

                  I. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                  J. Covenants and Conditions. Each provision of this Lease performable by Tenant or Landlord shall be deemed both a covenant and a condition.

                  K. Binding Effect; Choice of Law; Venue. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California. Venue for any action or proceeding brought to enforce or defend this agreement, and for any other purpose hereunder, shall be Santa Cruz County.

                  L. Subordination of Leasehold. Tenant agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Landlord may create against the Premises including all renewals, replacements and extensions thereof; provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Tenant performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Tenant's possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee.

                     As soon as possible after the Commencement Date, and in any event within no more than forty-five (45) days thereafter, Landlord shall provide a non-disturbance agreement to Tenant from the holder of any deed of trust or other security interest in the Building, providing that the leasehold interest of Tenant shall not be terminated or otherwise affected by any foreclosure or other termination of the security interest in question, except following an Event of Default by Tenant hereunder.

                  M. Attorneys' Fees.

                           i. Landlord Made Party to Litigation. If Landlord
                  becomes a party to any litigation brought by someone other than Tenant and concerning this Lease, the Premises, or the Tenant's use or occupancy thereof, based upon any real or alleged act or omission of Tenant or its authorized agents or representative, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation.

                           ii. Certain Litigation Between the Parties. If any
                  action or proceeding in law or in equity or any arbitration proceeding is instituted by Landlord for damages or possession of the Premises or both, for an alleged breach of any obligation under this Lease, to recover Rent, to terminate the tenancy of Tenant at the Premises, or to enforce, protect, or establish any right or remedy of either party hereto, the prevailing party in such action or proceeding shall be entitled to recover as part of such action or proceeding its attorneys' fees, expert witness fees, and court costs as incurred, or as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Landlord in such action or proceeding.

                  N. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

                  O. Signs. Tenant shall have the right to place its name and corporate logo on the exterior of the Building, provided that Tenant obtains (i) approval by the City of Scotts Valley, and (ii) approval by Landlord of the location, size and design of the sign, which shall not be unreasonably withheld or delayed.

                  P. Voluntary Surrender or Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

                  Q. Quiet Possession. Upon Tenant paying the Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Landlord represent and warrant to Tenant that they are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

                  R. Rules and Regulations. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease.

                  S. Easements. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon five (5) days written notice of Landlord and failure to do so shall constitute a material breach of this Lease.

                  T. Corporate Authority. Each individual executing this Lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the entity which he represents and that this Lease is binding upon said entity in accordance with its terms.

                  U. Delays for Cause. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

                  V. Broker for Tenant. The Parties to this Lease acknowledge and agree that the broker for the Tenant is Cooper/ Brady Corporate Real Estate Services, 550 South Winchester Blvd., Suite 600, San Jose, California, and that no other broker has been involved in securing this Lease. Landlord will pay a commission to Tenant's broker pursuant to a separate written agreement.

                  W. Financial Statements. So long as Tenant is a publicly-traded entity, upon written request of Landlord, Tenant shall promptly provide to Landlord a complete and correct copy of the latest, publicly available financial statement prepared for Tenant. If Tenant is not a publicly-traded entity, upon written request of Landlord, Tenant shall deliver current financial statements to Landlord if requested by Landlord's lender or a prospective lender or purchaser of the Premises. In the latter case, such financial statements shall be
         (i) prepared in accordance with generally accepted accounting principles, or such other method as accurately reflects the financial condition of Tenant, (ii) audited, if Tenant prepares audited financial statements in the ordinary course of its business, and (iii) certified by Tenant to be true and correct.

         IN WITNESS WHEREOF, the parties have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.

LANDLORD:


AMERICAN DEVELOPMENT CO., II,
a California general partnership


By:      TBI-SV II, a California general partnership
         General Partner

         By: /s/ CHARLES TOENISKOETTER
             -------------------------
                  General Partner

         By: /s/ JAMES R. PARRISH
             -------------------------
                  James R. Parrish
                  General Partner

THE BERG LIVING TRUST

By:      /s/ CARL E. BERG
         -----------------------------
         Carl E. Berg, Trustee


By:      /s/ MARY ANN BERG               by CARL E. BERG her attorney in fact
         -----------------------------
         Mary Ann Berg, Trustee


THE CLYDE J. BERG LIVING TRUST

By:      /s/ CLYDE J. BERG               by CARL E. BERG his attorney in fact
         -----------------------------
         Clyde J. Berg, Trustee

By:      /s/ NANCY BERG                  by CARL E. BERG her attorney in fact
         -----------------------------
         Nancy Berg, Trustee


Address: c/o Toeniskoetter & Breeding Inc., Development
         1960 The Alameda
         San Jose, Ca. 95126


TENANT:


FRACTAL DESIGN CORPORATION,
a California corporation



By: /s/ LESLIE E. WRIGHT
    --------------------------
Its: Chief Operating Officer

Address:

335 Spreckels Drive
Aptos, CA 95003



Exhibit A         Legal Description
Exhibit B         Floor Plan of Premises
Exhibit B-1       Expansion Space
Exhibit C         Tenant Improvement Agreement

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                             Floor Plan of Premises

                                   EXHIBIT B-1

                                 Expansion Space

                                    EXHIBIT C

                          Tenant Improvement Agreement

                                    EXHIBIT C

                              WORK LETTER AGREEMENT


         This Work Letter Agreement "(Work Letter"), dated for reference purposes only, is made as of July 19, 1996 by and between AMERICAN DEVELOPMENT CO., II, a California general partnership, CARL E. BERG and MARY ANN BERG, Trustees, and CLYDE J. BERG and NANCY BERG, Trustees (collectively, "Landlord"), and FRACTAL DESIGN CORPORATION, a California corporation ("Tenant"), in connection with that certain Commercial Lease ( the "Lease") of even date herewith.

         In consideration of the mutual covenants contained herein, Landlord and Tenant hereby agree as follows:


1.       ARCHITECT.

         (A) Tenant has selected, and Landlord has approved, the architect (the "Architect") to be retained by Landlord in connection with the design and construction of the Tenant Improvements, as defined below.

2.       PREPARATION OF SPACE PLANS, CONSTRUCTION DRAWINGS.

             (A) Preparation of Space Plans. The Architect has delivered to Landlord, and Landlord has approved, preliminary space plans for the Premises and layout of the Tenant Improvements therein ("Space Plans").

             (B) Preparation of Construction Drawings. Based on the approved Space Plans, the Architect shall prepare complete architectural plans, drawings and specifications and complete engineering, mechanical, structural and electrical working drawings for the Tenant Improvements (collectively, the "Construction Drawings"). Within no more than five (5) business days after receipt of the Construction Drawings (or any logically distinct portion thereof) Landlord shall notify Tenant of its approval thereof, or of its disapproval.

             (C) Approval Parameters. Landlord's approval of the Construction Drawings shall be conditioned only upon conformity of the Construction Drawings with the following standards. The Construction Drawings shall (i) be consistent with Landlord's construction standards for the Building and the approved Space Plans; (ii) conform to applicable Laws and to applicable insurance policies covering the Building; (iii) not adversely affect the structural integrity of the Building or the operation of the Building's electrical, mechanical, plumbing or sprinkler systems; (iv) contain sufficient information so as to permit bids to be obtained by Landlord for the construction of the Tenant Improvements; and
(v) be in keeping with the nature and integrity of Class "A" office buildings in the vicinity of the Premises. If Landlord disapproves of any part of the Construction Drawings because of noncompliance with such standards, then Landlord shall provide Tenant with a detailed description of all changes to the Construction Drawings requested by Landlord. The parties shall use all reasonable efforts to obtain Landlord's approval of the Construction Drawings in the most timely manner possible. The approved Construction Drawings are referred to herein as the Final Construction Drawings. Any changes to the Final Construction Drawings may only be made in writing and with the approval of both parties.

3.       SELECTION OF GENERAL CONTRACTOR.

         (A) Bids and Selection of Subcontractors. The parties have selected Toeniskoetter & Breeding Inc., a California corporation as the general contractor (the "General Contractor") for construction of the Tenant Improvements. The maximum fee payable to the General Contractor shall be an amount equal to five percent (5%) of the Construction Cost, as defined in Paragraph 6.A below. When Landlord and Tenant have approved the Final Construction Drawings, Landlord shall solicit bids for the construction of the Tenant Improvements from at least three (3) qualified, licensed subcontractors for each subcontract as to which Tenant reasonably requests that bids be obtained. Each final bid from the prospective subcontractors shall include a guaranteed maximum contract price (including materials and labor supplied in connection with the Tenant Improvements) based on completion dates for the Tenant Improvements as set forth below, without premium time or overtime costs. All bids shall be subject to the prior review and written approval of Tenant, such approval or disapproval to be provided by Tenant to Landlord within five
(5) business days after receipt of preliminary and final bids by Tenant. Landlord and Tenant shall attempt to revise the prospective bids so that a mutually acceptable bid has been received within no more than ten business (10) days after the initial notice of disapproval from Tenant. Landlord and Tenant shall select, as the Subcontractor for each relevant portion of the Tenant Improvements, the party submitting the lowest reasonable bid. If, at the end of the ten (10) day period, Tenant disapproves all of such bids, then Tenant shall be responsible for a Tenant delay equal to the lesser of (i) the actual number of days by which the completion of the Tenant Improvements was delayed as a result of such disapproval; or (ii) the number of days between such disapproval and the receipt of a new bid which is acceptable to Tenant.

         (B) Form of Construction Contract. The proposed form of construction contract between Landlord and the General Contractor shall provide, among other things, that Tenant is the third-party beneficiary thereof, that all change orders are to be signed by Tenant, that all payments to contractor(s) shall be subject to the customary retention (and the subcontracts shall so provide) and that the General Contractor and all subcontractors shall carry insurance pursuant to the requirements set forth below. Within five (5) days after execution, Landlord shall deliver to Tenant a copy of the construction contract between Landlord and the General Contractor.

         (C) Insurance. Landlord shall require all contractors to obtain and maintain the following insurance policies during the construction of the Tenant Improvements, as applicable: (i) Comprehensive general liability (including products/completed operations), with limits of not less than $500,000/$500,000 bodily injury and $500,000 property damage or $500,000 combined single limit;
(ii) Umbrella liability (including products/completed operations), with limits of not less than $1,000,000; (iii) Automobile liability, with limits of not less than $500,000/ $500,000 bodily injury and $250,000 property damage; and (iv) Worker's compensation (including employer's liability) insurance in compliance with law.

All such policies (except worker's compensation) shall provide that twenty (20) days' prior notice of reduction in coverage or limits shall be delivered to Tenant. A certificate evidencing such insurance shall be delivered, prior to commencement of construction of the Tenant Improvements, to Tenant. Landlord shall not permit the General Contractor or any subcontractor to be assigned a purchase order or to commence construction of any part of the Tenant Improvements until it has provided Tenant with certificates of insurance evidencing such insurance coverage. The insurance requirements shall be presented to the potential contractors prior to the submission of their bids.

         (D) Permits. Landlord shall submit the Construction Drawings to all governmental agencies and authorities whose review and/or approval thereof is required and shall procure all permits, consents and approvals required under applicable Laws.

         4. CONSTRUCTION OF TENANT IMPROVEMENTS.

         (A) Landlord shall cause the Tenant Improvements to be constructed in accordance with the Construction Drawings and this Work Letter, in a first-class manner, and under competent supervision. All materials and equipment utilized in the Tenant Improvements shall be new, first-class and of the type and quality customary in first-class office buildings in the vicinity of the Premises. The Tenant Improvements, and the construction thereof, shall comply with all applicable Laws.

         5. CONSTRUCTION SCHEDULE.

         (A) Landlord shall use all reasonable efforts to substantially complete the Tenant Improvements or before September 1, 1996 (the "Anticipated Commencement Date"). The Commencement Date shall occur on the earlier of the Anticipated Commencement Date or the date that Landlord has "substantially completed" the Tenant Improvements. For purposes of the Lease and this Work Letter, "substantial completion" of the Tenant Improvements shall occur on the date by which all of the following have occurred: (i) the Architect has certified to Tenant that Landlord has substantially completed the Tenant Improvements in accordance with the Construction Drawings; (ii) there remains no incomplete or defective item of Tenant Improvements that would adversely affect Tenant's intended use of the Premises; (iii) Landlord has delivered legal possession of the Premises and the Tenant Improvements to Tenant; and (iv) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the Premises and the Tenant Improvements for

Tenant's intended use, including a certificate of occupancy (or temporary certificate of occupancy, or other determination typically made by the City of Scotts Valley) for the Tenant Improvements. Each day of delay in achieving substantial completion of the Tenant Improvements beyond the Anticipated Commencement Date which is attributable to delay actually caused by Landlord, its agents, employees, or contractors, will entitle Tenant to delay the Commencement Date by one day.

6.       COST OF TENANT IMPROVEMENTS.


         (A) Tenant Improvements Cost. Landlord shall contribute up to Ten Dollars ($10.00) per rentable square foot in the Premises (the "Tenant Improvement Allowance") to the actual cost of constructing the Tenant Improvements ("Construction Cost"). Tenant shall pay the cost of constructing the Tenant Improvements up to a maximum amount equal to the difference between the approved Construction Cost and the Tenant Improvement Allowance ("Tenant's Contribution"), as provided in Paragraph 8 below. Notwithstanding the foregoing, Tenant shall not be responsible for payment of any increase in the Construction Cost in excess of the amount approved pursuant to Paragraph 3.A. above, except for increases resulting from (i) change orders approved by Tenant in accordance with Paragraph 7 hereof; or (ii) changes required by governmental authorities having jurisdiction over the construction of the Tenant Improvements.

         (B) Exclusions from Tenant Improvements Cost. Notwithstanding anything to the contrary contained in the Lease or this Work Letter, the cost of constructing the Tenant Improvements shall not include (and Tenant shall have no responsibility for) the following:

                  (1) Costs attributable to (A) shell building construction; (B) improvements installed outside the demising walls of the Premises unless (1) necessitated by Tenant Improvements made inside the demising walls of the Premises; or (2) requested by Tenant or as shown in the Construction Drawings; and (C) improvements installed "off-site" (such as streets, curbs, gutters, traffic lights, lights for parking and street lighting);

                  (2) Costs for improvements which are not shown on or described in the Construction Drawings unless otherwise approved by Tenant;

                  (3) Costs incurred to remove Hazardous Materials from the Property or the surrounding area unless the presence of such materials was caused by Tenant or its agents, contractors, employees or invitees in violation of Hazardous Materials laws;

                  (4) Attorneys' fees incurred in connection with negotiation of construction contracts, and attorneys' fees, experts' fees and other costs of legal and arbitration proceedings to resolve construction disputes with third parties;

                  (5) Loan fees, mortgage brokerage fees, interest and other costs of financing construction costs;

                  (6) Costs incurred as a consequence of delay (unless the delay is caused by Tenant) or construction defects;

                  (7) Costs recoverable by Landlord upon account of warranties and insurance;

                  (8) Restoration costs as a consequence of casualties;

                  (9) Penalties and late charges attributable to the failure to pay construction costs, except to the extent such penalties and late charges arise due to delays caused by Tenant, its agents, contractors, employees or invitees; and

                  (10) Any construction management or supervision fee otherwise charged by Landlord.

7.       CHANGE ORDERS.

         Tenant shall have the right to make changes in the Construction Drawings, subject to the conditions set forth in this Paragraph 7. Before approval of any change in the Construction Drawings, Landlord shall advise Tenant in writing of (i) the estimated cost of any such change; and (ii) the additional time, if any, that such change would add to the time required for substantial completion (as defined above) of the Tenant Improvements. If Tenant objects to such cost and/or delay, Tenant shall have the right to withdraw the request for such change. If Tenant approves such cost and delay, then Tenant shall give its approval in writing; thereafter, Tenant's responsibility (if any) for any such cost or delay shall be limited to the amount which it so approved. Change orders shall not be subject to a Landlord mark-up fee, except as approved by Tenant in writing.


8.       PAYMENT OF IMPROVEMENT COSTS.

         If the approved Construction Cost exceeds the Tenant Improvement Allowance, then Tenant shall pay the difference as provided herein. That portion of the approved excess cost which is equal to, or more than, Two and 50/100 Dollars ($2.50) per rentable square foot of the Premises in excess of the Tenant Improvement Allowance, shall be paid by Tenant in a lump sum, on or before the date that Landlord commences construction of the Tenant Improvements (and provided that Landlord shall provide Tenant with reasonable advance notice of the amount and timing of the required payment). That portion of the approved excess cost which is less than Two and 50/100 Dollars ($2.50) per rentable square foot of the Premises in excess of the Tenant Improvement Allowance, shall be paid by Tenant in installments, on a pro rata basis with Landlord, as payments are made by Landlord to the General Contractor. Landlord shall provide Tenant with reasonable advance notice of the impending due date of any such payments. Tenant shall have no obligation to pay any amount in excess of Tenant's Contribution toward the Construction Cost, except as provided in Paragraph 6.A. of this Work Letter. If the Construction Cost exceeds the sum of the Tenant Improvements Allowance and Tenant's Contribution, and Tenant has not approved the excess amount, then Landlord shall pay the excess amount. No payment by Tenant pursuant to this Paragraph shall constitute a waiver by Tenant of any right of Tenant to contest the amount of the Construction Cost. If the Tenant Improvement Allowance exceeds Tenant's Contribution, the excess amount shall be applied to the rent otherwise first coming due hereunder.

9.       PUNCHLIST AND CORRECTION OF DEFECTS.

         Not later than five (5) days before the Anticipated Commencement Date, Landlord and Tenant shall conduct a walk-through of the Premises and mutually prepare a written punchlist setting forth any defective item of construction in the Tenant Improvements. Landlord shall cause all defects, errors or omissions listed in the punchlist to be corrected within twenty (20) days after receipt thereof; provided, however, that if the nature of such defects is such that they cannot reasonably be corrected within such twenty (20) day period, then Landlord shall have a reasonable time to cure such defects, but in no event shall Landlord have more than thirty (30) additional days after the expiration of such twenty (20) day period. Notwithstanding anything to the contrary contained in the Lease, Tenant's acceptance of the Premises or submission of a punchlist shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at no cost to Tenant. Landlord also hereby assigns to Tenant all warranties with respect to the Premises, including warranties which would reduce Tenant's maintenance obligations under the Lease, and shall cooperate with Tenant to enforce all such warranties.

10. TENANT DELAY. Any delay in the completion of the Tenant Improvements which results from any of the following causes shall be considered a "Tenant Delay" hereunder:

         (1) Tenant's failure to perform any obligation of Tenant to be performed under this Work Letter on or before the date, or within the time period set forth in this Work Letter;

         (2) Tenant's changes in the approved Space Plans or Final Construction Drawings;

         (3) Failure of Tenant to meet any of its financial obligations set forth in this Work Letter; or

         (4) Any other actual delay caused in the design, construction or bidding process by Tenant.

11.      MISCELLANEOUS.

         (A) Time is of the Essence. Time is of the essence of each and every provision of this Work Letter.

         (B) Definitions. All terms capitalized herein and not otherwise defined shall have the meanings set forth in the Lease.

         (C) Incorporation in the Lease. The provisions of this Work Letter shall be incorporated into and constitute a part of the Lease.

         (D) Approvals. Except as expressly provided otherwise, whenever the approval of a party is required hereunder, such approval shall not be unreasonably withheld or delayed.

         IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first above written.

LANDLORD:


AMERICAN DEVELOPMENT CO., II,
a California general partnership


     TBI-SV II, a California general partnership
         General Partner

         By: /s/ CHARLES TOENISKOETTER
             -------------------------
                  General Partner

         By:   /s/ JAMES R. PARRISH
             -------------------------
                  James R. Parrish
                  General Partner

THE BERG LIVING TRUST

By:      /s/ CARL E. BERG
         ---------------------------
         Carl E. Berg, Trustee


By:      /s/ MARY ANN BERG           by CARL E. BERG her attorney in fact
         ---------------------------
         Mary Ann Berg, Trustee


THE CLYDE J. BERG LIVING TRUST

By:      /s/ CLYDE J. BERG           by CARL E. BERG his attorney in fact
         ---------------------------
         Clyde J. Berg, Trustee

By:      /s/ NANCY BERG              by CARL E. BERG her attorney in fact
         ---------------------------
         Nancy Berg, Trustee


Address: c/o Toeniskoetter & Breeding Inc., Development
         1960 The Alameda
         San Jose, Ca. 95126


TENANT:


FRACTAL DESIGN CORPORATION,
a California corporation



/s/ LESLIE E. WRIGHT
    ---------------------------
Its: Chief Operating Officer

Address:

335 Spreckels Drive
Aptos, CA 95003

Exhibit A       Legal Description
Exhibit B       Floor Plan of Premises
Exhibit B-1     Expansion Space
Exhibit C       Tenant Improvement Agreement